Exhibit 10(kk)
--------------

                                 AMENDMENT NO. 1
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

                  THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment") is made and entered into as of March 25, 2002, by and among FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and in its capacity as Collateral Agent for the Lenders (the "Collateral Agent"), and is joined by certain subsidiaries of the Borrower, as Subsidiary Guarantors (the "Subsidiary Guarantors") pursuant to the Joinder of Subsidiary Guarantors attached hereto.

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of August 31, 2001 (the "Existing Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower (provided, subject to the terms and conditions of the Existing Credit Agreement, such Letters of Credit may be issued on behalf of the Borrower or, if requested by the Borrower, on behalf of any Subsidiary), all upon the terms and subject to the conditions specified in the Existing Credit Agreement; and

                  WHEREAS, the Borrower, the Lenders, the Administrative Agent and, by joinder hereto, the Subsidiary Guarantors, have agreed to modify and amend the Existing Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Borrower, the Lenders, the Administrative Agent and, by joinder hereto, the Subsidiary Guarantors, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms as used in this Amendment, including the preamble and recitals, have the meanings set forth below:

                           "Amended Credit Agreement" shall mean the Existing
Credit Agreement, as amended hereby.

                           "Amendment No. 1 Effective Date" shall have the
meaning assigned to such term in Article IV.

         Section 1.2 Other Definitions. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

                                   ARTICLE II

                        AMENDMENTS TO EXISTING AGREEMENT
                        --------------------------------

         Except as otherwise set forth in Section 2.3, effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article II as follows:

         Section 2.1 Amendment to Section 1.1 - Definitions. Section 1.1 - Definitions of "ARTICLE I - DEFINITIONS; CONSTRUCTION" of the Existing Credit Agreement is hereby amended to delete the definition of the term "Consolidated EBITDA" in its entirety and to insert the following new definition for such term in its place:

                           "Consolidated EBITDA" shall mean, for the Borrower
and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) with respect to the fiscal quarter indicated (A) second quarter of 2000 - $300,000 (severance charges), (B) third quarter of 2000 - $1,514,536 (severance charges),
(C) fourth quarter of 2000 - $20,814,244 (reserve strengthening charges), (D) fourth quarter of 2000 - $2,497,511 (premium adjustments with respect to Physicians Reciprocal Insurers contracts), (E) fourth quarter of 2000 - $500,000 (restructuring one of the Borrower's third party administrators), and (F) fourth quarter of 2001 - $8,770,404 (reserve strengthening charges) and (v) all other non-cash charges (which shall not include, for purposes of this definition, any future reserve strengthening charges made by the Borrower for any fiscal quarter ending after fourth quarter 2001), determined on a consolidated basis in accordance with GAAP in each case for such period and minus (c) to the extent added in determining Consolidated Net Income, income tax benefit.

         Section 2.2  Amendment to Section 6.3 - Fixed Charge Coverage Ratio.
Section 6.3 - Fixed Charge Coverage Ratio of "ARTICLE VI FINANCIAL COVENANTS" of the Existing Credit Agreement is hereby amended to delete such Section in its entirety and to insert the following new Section 6.3 in its place:

         Section 6.3  Fixed Charge Coverage Ratio.

         The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Fixed Charge Coverage Ratio of not less than:

                          Fiscal Quarter                                    Required Ratio

         The fiscal quarters ending on September 30, 2001
                       and December 31, 2001                                   2.50:1.0

           Each fiscal quarter ending after December 31,
             2001 and on or prior to December 31, 2002                         2.00:1.0

           Each fiscal quarter ending after December 31,
                               2002                                            2.25:1.0

in each case, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

         Section 2.3 Amendment to Schedule I - Pricing Grid. Schedule I - Pricing Grid to the Existing Credit Agreement is hereby amended to delete such
Schedule in its entirety and to insert the following new Schedule I in its place:


                                   Schedule I

                                  PRICING GRID


              Consolidated Total Debt                 Applicable Margin             Applicable Percentage
                        to                               (per annum)                     (per annum)
            Consolidated Total Capital
                                                Base Rate           Eurodollar          Commitment Fee

         Level I:  < 20%                          1.00%               2.00%                 0.30%

         Level II:  => 20% and < 25%              1.25%               2.25%                 0.35%

         Level III:  => 25%                       1.50%               2.50%                 0.40%


         Notwithstanding any other provisions of this Amendment, the new Pricing Grid set forth above shall be effective and applicable on and after December 31, 2001 and, accordingly, the Borrower acknowledges and agrees that from and after December 31, 2001, the Applicable Margin and the Applicable Percentage each shall be at Level III until delivery to the Administrative Agent of the Borrower's financial statements required by Section 5.1(b) of the Existing Credit Agreement and the compliance certificate required by Section 5.1(e) of the Existing Credit Agreement for the fiscal quarter ending March 31, 2002, at which time such Applicable Margin and Applicable Percentage shall be reset as provided in the Amended Credit Agreement.

                                   ARTICLE III

                    CONSENT AND WAIVER OF COVENANT VIOLATION
                    ----------------------------------------

         Section 3.1  Consent and Waiver. Under the terms and conditions of
Section 6.3 - Fixed Charge Coverage Ratio of "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement, the Borrower and its Subsidiaries were required to have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Fixed Charge Coverage Ratio of not less than 2.50:1.0, calculated on a rolling four-quarter basis and determined in accordance with GAAP. The Borrower acknowledges and agrees that the Borrower and its Subsidiaries were not in compliance with this covenant as at fiscal quarter end December 31, 2001 and, as a result thereof, the Borrower has requested that the Lenders waive such covenant non-compliance for such period. In consideration of the covenants and agreements set forth in this Amendment, the Administrative Agent and the Lenders, pursuant to Section 10.2(b) of the Existing Credit Agreement, hereby agree, effective as of the Amendment No. 1 Effective Date, to waive the Borrower's non-compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.3 of the Existing Credit Agreement for the fiscal quarter end December 31, 2001; provided, that the Borrower shall be in full compliance with such Fixed Charge Coverage Ratio covenant (as modified as set forth in Section 2.2) for each fiscal period after December 31, 2001.

         Section 3.2 No Future Waiver. The waiver set forth in Section 3.1 is a one-time waiver, applicable only to the Borrower's non-compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.3 of the Existing Credit Agreement for the fiscal quarter end December 31, 2001, and shall not be construed to be (a) a waiver as to future compliance with Section 6.3 of the Amended Credit Agreement, (b) a waiver of any Default or Event of Default that may now or hereafter exist, or (c) an amendment of or modification to the Existing Credit Agreement. The Administrative Agent and the Lenders hereby reserve all of their rights, powers and remedies under the Amended Credit Agreement, after giving effect to this Amendment, and applicable law.


                                   ARTICLE IV

                           CONDITIONS TO EFFECTIVENESS
                           ---------------------------

         This Amendment shall be and become effective as of the date hereof (the "Amendment No. 1 Effective Date") when all of the conditions set forth in this
Article IV shall have been satisfied, as reasonably determined by the Administrative Agent, and thereafter, this Amendment shall be known, and may be referred to, as "Amendment No. 1":

         Section 4.1 Approval by Required Lenders. The Required Lenders shall have approved the modifications and amendments set forth in this Amendment, such approval to be evidenced by such Required Lenders' execution of counterparts of this Amendment as set forth in Section 4.2.

         Section 4.2 Execution of Counterparts. The Administrative Agent shall have received (including by telecopy) counterparts of this Amendment that shall have been duly executed on behalf of the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders.

         Section 4.3 Legal Details, Etc. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel prior to or by the time of closing. Prior to or by the time of closing, the Administrative Agent and its counsel shall have received all information, legal opinions and other documents, and such counterpart originals or such certified or other copies of such originals as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

         Section 4.4 Payment of Waiver/Modification Fee. The Borrower shall have paid to the Administrative Agent a waiver/modification fee in connection with this Amendment in an amount equal to 0.15% multiplied by the aggregate Commitments, such fee being for the account of each Consenting Lender (as defined below) and payable pro rata based on the ratio of such Consenting Lender's Commitment to the aggregate of all such Consenting Lenders' Commitments; provided, that such fee shall be payable only to those Lenders (each, a "Consenting Lender," and collectively, the "Consenting Lenders") that shall have returned (including via telecopy addressed to C. William Buchholz at 904-632-2874 with delivery of original to follow as required by Section 5.5) executed signature pages to this Amendment on or before the close of business on March 25, 2002, as directed by the Administrative Agent.

         Section 4.5 Payment of Other Fees and Expenses. The Borrower shall have paid all out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Amendment.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         Section 5.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Existing Credit Agreement or any of the other Loan Documents, (b) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof (except for those which expressly relate to an earlier date), (c) since the date of the most recent financial statements of the Borrower described in
Section 5.1(a) or (b) of the Existing Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect, and (d) the Loan Documents are legal, valid and binding obligations of the respective Loan Parties and are enforceable by the Administrative Agent and the Lenders, as applicable, against such Loan Parties in accordance with their respective terms.

         Section 5.2 Cross References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

         Section 5.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         Section 5.4 Loan Documents. The Borrower and the Subsidiary Guarantors hereby confirm and agree that the Loan Documents are, and shall continue to be, in full force and effect and hereby ratify and approve in all respects their obligations thereunder, except that, upon the effectiveness of, and on and after the date of this Amendment, all references in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         Section 5.5 Counterparts, Effectiveness, Etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, any party executing this Amendment by facsimile signature agrees to promptly provide six (6) original executed copies of this Amendment to Administrative Agent.

         Section 5.6 Governing Law; Etc. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section
10.5 - Governing Law; Jurisdiction; Consent to Service of Process of "ARTICLE X
- MISCELLANEOUS" of the Existing Credit Agreement, which terms and provisions are incorporated herein by reference.

         Section 5.7 No Other Modifications. Except as hereby amended, no other term, condition or provision of the Existing Credit Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

         Section 5.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.





              [The remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed [under seal in the case of the Borrower] by their respective duly authorized officers as of the day and year first above written.


                                       FPIC INSURANCE GROUP, INC.



                                       By:______________________________________
                                       Name:  Kim D. Thorpe
                                       Title: Executive Vice President
                                               and Chief Financial Officer


                                                                [SEAL]




                                       SUNTRUST BANK
                                       as Administrative Agent, as Collateral
                                        Agent, as Issuing Bank, and as a Lender



                                        By:_____________________________________
                                        Name:  C. William Buchholz
                                        Title: Director

                                        Revolving Commitment:  $19,431,818
                                        Term Loan Commitment: $  8,312,500

                                       COMPASS BANK



                                       By:______________________________________
                                           Name: C. French Yarbrough, Jr.
                                           Title:   Senior Vice President

                                       Revolving Commitment:  $6,818,182
                                       Term Loan Commitment: $2,916,666

                                       BROWN BROTHERS HARRIMAN & CO.



                                       By:______________________________________
                                           Name: W. Carter Sullivan
                                           Title:   Partner

                                       Revolving Commitment:  $4,431,818
                                       Term Loan Commitment: $1,895,834

                                        REGIONS BANK



                                        By:_____________________________________
                                            Name: Anthony Nigro
                                            Title:   Vice President

                                        Revolving Commitment:  $3,409,091
                                        Term Loan Commitment: $1,458,333

                                       CAROLINA FIRST BANK



                                       By:______________________________________
                                           Name: Charles D. Chamberlain
                                           Title:   Executive Vice President

                                       Revolving Commitment:  $3,409,091
                                       Term Loan Commitment: $1,458,333

                        JOINDER OF SUBSIDIARY GUARANTORS


         The undersigned, each being a Subsidiary Guarantor, do hereby acknowledge and consent to, and agree to be bound by, the foregoing modifications and amendments to the Existing Credit Agreement as set forth in this Amendment and to each of the other terms and conditions thereof, and agree that the Subsidiary Guaranty shall continue in full force and effect and binding upon and enforceable against such Subsidiary Guarantors in accordance with its terms from and after the date hereof.

         Dated as of the 25th day of March, 2002.


                                       FPIC INSURANCE AGENCY, INC.

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       EMPLOYERS MUTUAL, INC.

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       PROFESSIONAL STRATEGY OPTIONS, INC.

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       ADMINISTRATORS FOR THE PROFESSIONS, INC.

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       GROUP DATA CORPORATION

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       FPIC INTERMEDIARIES, INC.

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________